EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C13 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Christiana Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Christiana Mall Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the Christiana Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Special Servicer for the Christiana Mall Mortgage Loan on and after March 1, 2025, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Christiana Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Christiana Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Aspect RHG Hotel Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Aspect RHG Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Aspect RHG Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aspect RHG Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aspect RHG Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aspect RHG Hotel Portfolio Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer for the Riverwalk Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Riverwalk Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Riverwalk Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Riverwalk Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Riverwalk Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Riverwalk Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Riverwalk Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Ellsworth Place Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Ellsworth Place Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Ellsworth Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Ellsworth Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Ellsworth Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ellsworth Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ellsworth Place Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Ellsworth Place Mortgage Loan.

Dated: March 19, 2026

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)